QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.06

ENGINEER'S CONSENT

        We consent to the reference of our appraisal reports for Questar Exploration and Production Company as the years ended December 31, 1998, 1999, 2000, and 2001 incorporated herein by reference.

Malkewicz Hueni Associates, Inc
/s/ Gregory B. Hueni Gregory B. Hueni, P.E. Vice President

July 1, 2002

QuickLinks

  Exhibit 23.06